EXHIBIT 2

                      REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT dated as of October 24, 1995 between FOREST OIL CORPORATION, a New York corporation (the "Company"), and Saxon Petroleum Inc., a corporation amalgamated under the laws of the Province of Alberta (the "Shareholder").

            Terms not otherwise defined herein have the meanings stated in the Purchase Agreement (as defined below).


                                         RECITALS

(A) The Shareholder and the Company are parties to the Purchase Agreement (the "Purchase Agreement") dated as of October 6, 1995, pursuant to which, among other things, on the First Closing Date, and on the Second Closing Date, the Shareholder may purchase an aggregate of 5,300,000 shares of Common Stock of the Company which , subject to adjustment, are collectively referred to as the "Registrable Shares".

(B) The Company and the Shareholder desire to enter into this Agreement providing for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the disposition of the Registrable Shares.


                                         AGREEMENT

            The parties agree as follows:

1.          Registration Rights

            Subject to the provisions set forth in Section 7(d):

      (a) From and after the First Closing Date (the "Effective Date") and to and including the third anniversary of the Effective Date, subject to extension pursuant to Section 1(f), on one or more occasions when the Company shall have received the written request of the Shareholder, any pledgee of Registrable Shares from the Shareholder and/or holders of record of at least 500,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registrable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that shall have been acquired directly or indirectly from the Shareholder, in each case in a transaction or series of transactions not constituting a Rule 144 Transaction (as defined in Section 1(h)) (each such person, when requesting registration under this Section 1 (wether pursuant to Section 1(a) or (b)) and thereafter in connection with any such registration, being hereinafter referred to as a "Registering Shareholder"), as expeditiously as practicable the Company shall include not less than 500,000 Registrable Shares (as such number may be adjusted) specified by one or more Registering Shareholders in a Registration Statement (as defined in Section 1(h)). If the requested registration pursuant to this
            Section 1(a) shall involve an underwritten offering, the Registering Shareholders initiating a request for registration of Registrable Shares pursuant to this Section 1(a) shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering. Notwithstanding anything to the contrary in the foregoing:

            (1) the Company shall not be required to prepare and file pursuant to this Section 1 more than one Registration Statements if the Second Closing shall not occur and not more than two Registration Statements if the Second Closing shall occur; provided, that if 10% or more of the Registrable Shares requested to be registered by the Registering Shareholder initiating a request for registration of Registrable Shares pursuant to this
                  Section 1(a) are excluded from any registration pursuant to paragraph (2) of Section 1(a) there shall be provided one additional registration under Section 1(a);

            (2) if a requested registration pursuant to this Section 1(a) shall involve an underwritten offering, and if the managing underwriter shall advise in writing the Company and the Registering Shareholders that, in its opinion, the number of Registrable Shares of any class proposed to be included in the registration (including securities of the Company which are proposed to be offered by persons other than Registering Shareholders) exceeds the number which would have an adverse effect on the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                  (A) first, any shares of Common Stock requested to be included in such registration pursuant to (a) the Registration Rights Agreement between the Company and The Anschutz Corporation dated May 19, 1995 (the "Anschutz Agreement") or (b) the Registration Rights Agreement between the Company and Joint Energy Development Investments Limited Partnership dated July 27, 1995 (the "JEDI Agreement");

                  (B) second, all Registrable Shares owned by Registering Shareholders and requested to be included in such registration (if necessary, allocated pro rata among all Registering Shareholders on the basis of the relative number of Registrable Shares each such Registering Shareholder has requested to be included in the registration);

                  (C) third, any other securities proposed to be included in the registration.

      (b) From and after the Effective Date to and including the third anniversary thereof, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, whether pursuant to
            Section 1(a) or otherwise, the Company shall give notice of such determination to each potential Registering Shareholder about which the Company has knowledge; it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the registration statement such Registrable Shares (collectively, the "Transaction Registrable Shares"), as the Registering Shareholders shall specify by notice received by the Company not later than 30 days after the giving of the notice by the Company (each person so notifying the Company being hereinafter referred to as a "Piggy-Back Shareholder"). Notwithstanding anything in the foregoing to the contrary,

            (1) the Company shall not be required to include any shares owned by Piggy-Back Shareholders in a registration statement on Form S-4 or Form S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of the Company;

            (2) if the registration (other than a registration pursuant to Section 1(a)) involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                  (A) first, all securities proposed to be registered by the Company for its own account,

                  (B) second, any shares of Common Stock requested to be included in such registration pursuant to (a) the Anschutz Agreement, or (b) the JEDI Agreement;
                  (C) third, all Transaction Registrable Shares requested to be included in the registration under Section 1(b) of this Agreement; and

                  (D) fourth, any other securities proposed to be registered by the Company other than for its own account;

      (c) The Company shall prior to the effective date of the Registration Statement provide each Registering Shareholder and its representatives reasonable opportunity for reasonable due diligence in connection with each registration of Registrable Shares of the Registering Shareholder pursuant to this Section 1.

      (d) At the request of one or more of the Registering Shareholders or the Company in connection with any registration pursuant to this
            Section 1, the Company and the requesting Registering Shareholders shall enter into an appropriate underwriting agreement containing terms and provisions customary in agreements of that nature, including provisions with respect to expenses substantially the same as those set forth in Section 2 hereof and provisions with respect to indemnification and contribution substantially the same as those set forth in Section 3 hereof and the Company shall cooperate in the timely preparation and delivery of certificates to be registered in such names as the underwriters may require.

      (e) Notwithstanding anything herein to the contrary, the Company shall not be required to include in any registration pursuant to this Section 1 any Registrable Shares owned by a Registering Shareholder (1) if the Company shall deliver to the Registering Shareholder an opinion, satisfactory in form, scope and substance to the Registering Shareholder and addressed to the Registering Shareholder by legal counsel satisfactory to the Registering Shareholder, to the effect that the distribution of Registrable Shares proposed by the Registering Shareholder is exempt from registration under the Security Act or (2) if such Registering Shareholder or any underwriter of Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of the shares that may be required under this Agreement to be furnished by the Registering Shareholder or the underwriter to the Company pursuant to paragraph 1(g)(1).

      (f) Upon written notice to each Registering Shareholder, the Company may postpone effecting a registration pursuant to this Section 1 on two occasions during any period of nine consecutive months, may require other holders of Registrable Shares pursuant to this
            Section 1 to refrain from disposing of the shares under the registration or may require Transaction Registering Shareholders to refrain from otherwise disposing of any shares of Equity Securities of the Company owned by them (whether pursuant to Rule 144 under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding
            90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and the Registering Shareholders in writing that effecting the registration or disposition would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or
            (2) the Company is in possession of material non-public information concerning the Company the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company. The period during which the rights granted under Section 1 may be exercised by a Registering Shareholder shall be extended by one day beyond the third-anniversary of the Effective Date for each day that pursuant to this Section 1(f), the Company postpones effecting a registration, requires the Registering Shareholder to refrain from disposing of Registrable Shares under a registration or otherwise requires the Registering Shareholder to refrain from disposing of shares of Equity Securities of the Company pursuant to this Section 1(f), Section 1(g)(4) or Section 7(a).

      (g) In the event the registration of Registrable Shares shall be required by this Section 1:

            (1) Each Registering Shareholder shall furnish, and shall cause each underwriter of the Registrable Shares of the Registering Shareholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the additional information regarding the Registering Shareholder or the underwriter, the contemplated distribution of the Registrable Shares and the other information regarding the proposed distribution by the Registering Shareholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Registrable Shares are contemplated to be distributed. The information furnished by any Registering Shareholder or any underwriter shall be certified by the Registering Shareholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration. The failure of a Registering Shareholder to furnish information shall not affect the Company's obligations to other Registering Shareholders.

            (2) The Company shall prepare and file as soon as practicable with the Securities and Exchange Commission the Registration Statement, including the Prospectus (as defined in Section 1(h)), under the Securities Act and as required under any applicable state securities laws, on any form that is then required or available for use by the Company to permit each Registering Shareholder, upon the effective date of the Registration Statement, to use the Prospectus in connection with the contemplated distribution by the Registering Shareholder of the Registrable Shares so registered. The Company shall deliver to each Registering Shareholder one executed copy of the Registration Statement and each amendment thereof. If the registration shall have been initiated solely by the Company or shall not have been initiated by the Registering Shareholder, the Company shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if the Company shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In the case of a Registration Statement filed pursuant to Section 1(a), the Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Shareholder evidence of the effectiveness and a reasonable supply of copies of the Prospectus. In addition, if necessary for resale by the Registering Shareholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Shareholder the Registrable Shares of the Registering Shareholder that shall have been included in the Registration Statement; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request. The Company shall promptly provide the Registering Shareholder with copies of all correspondence to and from the Securities Exchange Commission, the NASDAQ National Market and other regulatory authorities having jurisdiction.

            (3) The Company shall use its best efforts to cause the Registration Statement and the Prospectus to remain current, including the filing of necessary amendments and supplements, and shall furnish copies of such amendments and supplements to the Registering Shareholders, so as to permit distributions by the Registering Shareholders during the respective contemplated periods of distribution, but in no event longer than three months from the effective date of the Registration Statement; provided that the period shall be increased by the number of days that any Registering Shareholder shall have been required by Section 1(f),
                  Section 1(g)(4) or Section 7(d) to refrain from disposing of the Registrable Shares owned by the Registering Shareholder in the distribution. The Company will use all reasonable efforts to obtain a withdrawal of any order of suspension of effectiveness of the registration. Notwithstanding anything in the foregoing to the contrary, the Company may at any time upon notice to each Registering Shareholder terminate the effectiveness of the Registration Statement or upon notice to any Registering Shareholder withdraw from the Registration Statement the Registrable Shares of the Registering Shareholder if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offer of the Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer; provided that, promptly after those matters shall be resolved to the satisfaction of counsel for the Company, pursuant to this Section 1 the Company shall cause the registration of Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

            (4) Each Registering Shareholder shall report to the Company distributions made by the Registering Shareholder of Registrable Shares pursuant to the Prospectus and, upon written notice by the Company that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, the Registering Shareholder shall cease further distributions pursuant to the Prospectus until notified by the Company of the effectiveness of the amendment or supplement. Each Registering Shareholder shall distribute Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Registrable Shares. Each Registering Shareholder, by participating in a registration pursuant to this Section 1, acknowledges that the remedies of the Company at law for failure by the Registering Shareholder to comply with the undertaking contained in this Section 1(g) would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Shareholder in this Section 1(g) may be specifically enforced.

            (5) The Company shall deliver to the Registering Shareholders, their counsel and the underwriters, if any, of Registrable Shares owned by Registering Shareholders to be distributed pursuant to such registration, the certificates, opinions of counsel and comfort letters that are customarily delivered in connection with underwritten public offerings.

      (h) For the purposes of this Section 1, the following terms shall have the following meanings:

            (1) "Registration Statement" means a registration statement filed by the Company in accordance with Section 1(g)(2), including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment thereto after the effective date of the registration statement, also means (from and after the effectiveness of the amendment) the registration statement as so amended;

            (2) "Rule 144 Transaction" means a transaction involving the sale of Registrable Shares to a person other than an affiliate of the Company under circumstances in which all of the applicable conditions of Rule 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are satisfied.

            (3) "Prospectus" means the prospectus relating to the Registrable Shares owned by the Registering Shareholders included in a Registration Statement at the time it becomes effective and, in the event of any amendment or supplement to the Prospectus after the effective date of the Registration Statement, also means (from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement) the Prospectus as so amended or supplemented; and

2.          Expenses

      (a)   The Company shall bear all expenses of the following:

            (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification required to be filed under the U.S. federal and state securities laws in connection with a registration pursuant to Section 1;

            (2) furnishing to each Registering Shareholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 1(g)(2) and 1(g)(3) to be so furnished, together with a like number of copies of each amendment or supplement;

            (3)   performing its obligations under Section 1(g)(5);

            (4) printing and issuing share certificates, including the transfer agent's fees, in connection with each distribution so registered;

            (5) preparing audited financial statements required by the Regulation S-X and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Regulation S-X and the rules and regulations thereunder;

            (6) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties;

            (7) listing of the Registrable Shares, including fees and disbursements in connection with the listing and compliance with the requirements of the applicable listing authorities; and

            (8) fees and expenses of any counsel or special experts retained by the Company in connection with the registration.

      (b) The Registering Shareholders shall bear all other expenses incident to the distribution by the respective Registering Shareholders of their Registrable Shares in connection with a registration pursuant to Section 1, including without limitation the selling expenses of the Registering Shareholders, commissions, underwriting discounts, insurance, fees of counsel for the Registering Shareholders and their underwriters.

3.          Indemnification

      (a) The Company shall indemnify and hold harmless each Registering Shareholder participating in a registration pursuant to
            Section 1, each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration, the officers and directors of the Registering Shareholder and the underwriter and each person, if any, who controls the Registering Shareholder, or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Shareholder and each other person indemnified pursuant to this Section 3(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Registering Shareholder or underwriter for a Registered Shareholder specifically for use in the Registration Statement or the Prospectus pursuant to Section 1(g)(1).

      (b) Each Registering Shareholder, by participating in a registration pursuant to Section 1, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of
            Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 3(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that this Section 3(b) shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Shareholder specifically for use in the Registration Statement or the Prospectus pursuant to
            Section 1(g)(1).

      (c) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any person indemnified under this Section 3, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless

            (1) the indemnifying party shall have agreed to pay those fees and expenses; or


            (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

            (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

            The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceedings, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

      (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 3) in respect of losses, claims, damages, liabilities or expenses referred to in this
            Section 3, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim. Nothing herein requires contribution to a person guilty of fraudulent misrepresentation from a person not guilty of fraudulent misrepresentation.

      (e) Each Registering Shareholder participating in a registration pursuant to Section 1 shall cause each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of
            Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; provided that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

4.          Transfer Restrictions

      (a) The Shareholder acknowledges that the Company issued and sold the Registrable Shares owned by the Shareholder in reliance upon the exemption afforded by Regulation S under the Securities Act ("Regulation S"). The Shareholder represents that (1) it is not a "U.S. Person" within the meaning of Rule 902 of Regulation S;
            (2) it has acquired the Registrable Shares for investment and without any view toward distribution of any of the shares to any other person, (2) it will not sell or otherwise dispose of the Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and
            (3) before any sale or other disposition of any of the Registrable Shares other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

      (b) Each certificate for Registrable Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear the legends to the following effect:

            (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

            (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file at the office of the Secretary of the Company."

            (3) "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation.
                  Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

      (c) The legend stated in Section 4(b)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

      (d) The legend stated in Section 4(b)(2) shall be removed at such time as the related securities are no longer subject to this Agreement.

5.          Filings

            The Company shall timely make all filings with the Securities and Exchange Commission required in order to make available to the holders of Registrable Shares the exemption from the registration requirements provided by Rule 144 (or any successor regulation) under the Securities
Act.

6.          Merger, Consolidation, Exchange, Etc.

            In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, or consummate a share exchange pursuant to Article 9 of the New York Business Corporation Law (or successor provisions or statutes) with, any other person, or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such other person.

7.          Other Agreements

      (a) The Company, on behalf of itself and its Affiliates (other than a Registering Shareholder), agrees (1) not to effect any public sale or distribution of any securities similar to the Registrable Shares being registered pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (as extended pursuant to the provisions of Sections 1(f), Section 1(g)(3), Section 1(g)(4) or Section 7(d) of this Agreement) (except (x) on Form S-4 or Form S-8 (or comparable form) or (y) as part of the Registration Statement; provided, that with respect to clause (y) in the case of a registration pursuant to Section 1(a) the Registering Shareholder initiating the registration consents to such inclusion), or the commencement of a public distribution of Registrable Shares;
            (2) not to enter into any agreement inconsistent with any of the priority clauses in Section 1(a)(2) and Section 1(b)(2) or any other provision of this Agreement; and (3) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any of the securities during the periods described in clause (1) of this Section 7(b), in each case including a sale in a Rule 144 Transaction (except as part of a Registration Statement for such public sale or distribution, if permitted); provided, the provisions of this Section 7(b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities or the issuance of Common Stock in lieu of cash dividends otherwise payable in respect of the Convertible Preferred Stock.

      (b) If and to the extent requested by the Company in the case of a non-underwritten public offering by the Company and if and to the extent requested by the managing underwriter in the case of an underwritten public offering by the Company, the Shareholder agrees (except pursuant to Section 1(b)) not to effect any public sale or distribution of the Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement for such public offering.

      (c) The Company shall use all reasonable efforts to have the Registered Shares listed on the NASDAQ National Market or such other exchanges on which its Common Stock is listed.

      (d) The Shareholder agrees that (except pursuant to Section 1(b)) it will not effect any public sale or distribution of the Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement, or the commencement of a public distribution of securities registered, pursuant to either the Anschutz Agreement or the JEDI Agreement.

8.          Notices

            All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar medium. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by overnight delivery, the next day or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

9.          No Waivers; Remedies

            No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

10.         Amendments, Etc.

            No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

11.         Successors and Assigns

      (a) The Shareholder may assign to any transferee of Registrable Shares its rights and delegate its obligations under this Agreement; provided that such transferee assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Shareholder", and all comparable references, shall be deemed to be references to the transferee, and the Shareholder shall be released from any obligation or liability under this Agreement with respect to the Registrable Shares so transferred.

      (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns pursuant to
            Section 11(a).

12.         Governing Law

            This Agreement shall be governed by and construed in accordance with the internal laws of New York. All rights and obligations of the Company and the Shareholder shall be in addition to and not in limitation of those provided by applicable law.

13.         Counterparts; Effectiveness

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

14.         Severability of Provisions

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

15.         Headings and References

            Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

16.         Entire Agreement

            Except as otherwise specifically provided in the following sentence, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents.

17.         Survival

            Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

18.         Exclusive Jurisdiction

            Each party (1) agrees that any Action with respect to this Agreement shall be brought exclusively in the courts of the Province of Alberta, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.

19.         Waiver of Jury Trial

            Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

20.         Affiliate

            Nothing contained in this Agreement shall constitute the Shareholder an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 405 under the Securities Act.

            IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above in Calgary, Alberta.


                                          FOREST OIL CORPORATION

                                          By:
                                              Name:/s/ David H. Keyte

                                              Address: 1600 Broadway
                                                       Denver, Colorado  80202

                                              Telecopy:  (303) 812-1602


                                          SAXON PETROLEUM INC.

                                          By:
                                              Name:/s/ Glen A. Tarrant
                                                   /s/ William J. Wylie

                                              Address: 1700-736 6th Ave. S.W.
                                                       Calgary, Alberta T2P 3T7

                                             Telecopy:   (403) 264-1517